Exhibit 99.(h)(29)

FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED

TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block, to the Second Amended and Restated Transfer Agent Servicing Agreement, dated as of November 14, 2022, (the "Agreement"), is entered into by and between CALAMOS INVESTMENT TRUST (“CIT”), a Massachusetts business trust, CALAMOS ADVISORS TRUST (“CAT”), a Massachusetts business trust, CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST (“CASET”), a Delaware statutory trust (each a “Trust” and collectively the “Trusts”) acting for and on behalf of each series of the Trusts listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and collectively the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS” and, together with the Trusts, each a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, the Parties have entered into the Agreement; and

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to add the following Fund, a new series of CIT:

Calamos Merger Arbitrage Fund

WHEREAS, Section 14 of the Agreement allows for its amendment by a written agreement executed by USBFS and the Trusts and authorized or approved by the Board of Trustees of the Trusts; and

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

Signatures on Following Page

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

CALAMOS INVESTMENT TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Stephen Atkins	By:	/s/ Gregory Farley
Name:	Stephen Atkins	Name:	Gregory Farley
Title:	Treasurer	Title:	Sr. Vice President

CALAMOS ADVISORS TRUST		Date: September 28, 2023

By:	/s/ Stephen Atkins
Name:	Stephen Atkins
Title:	Treasurer

CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST

By:	/s/ Stephen Atkins
Name:	Stephen Atkins
Title:	Treasurer

Exhibit A to the Transfer Agent Servicing Agreement

The Calamos Fund Complex shall mean:

Calamos Investment Trust

Calamos Growth Fund
Calamos Select Fund
Calamos Growth and Income Fund
Calamos International Growth Fund
Calamos Global Opportunities Fund
Calamos High Income Opportunities Fund
Calamos Convertible Fund
Calamos Market Neutral Income Fund
Calamos Global Equity Fund
Calamos Total Return Bond Fund
Calamos Evolving World Growth Fund
Calamos Dividend Growth Fund
Calamos Global Convertible Fund
Calamos Hedged Equity Income Fund
Calamos Phineus Long/Short Fund
Calamos Short-Term Bond Fund
Calamos Timpani Small Cap Growth Fund
Calamos Timpani SMID Growth Fund
Calamos International Small Cap Growth Fund
Calamos Merger Arbitrage Fund

Calamos Advisors Trust

Calamos Growth and Income Portfolio

Calamos Antetokounmpo Sustainable Equities Trust

Calamos Antetokounmpo Sustainable Equities Fund

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